Belanger & Company, P.C.
                Certified Public Accountants
                      6 Courthouse Lane
                    Chelmsford, MA 01824
                       (978) 458-3700





                                   May 23, 2005



To Whom It May Concern:




     Belanger & Company, P.C. does hereby consent to the use of Optometrics LLC's 2004 and 2003 audited financial statements in Dynasil Corporation's Form 8K and subsequent
Dynasil Corporation documents.



                              Respectfully submitted,


                              /s/ Belanger & Company,P.C.


                              Belanger & Company, P.C.
                              Chelmsford, Massachusetts